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                                                                    Exhibit 23.1











                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants, we hereby consent to the incorporation of our report dated February 12, 1999 (except for the matter discussed in Note 18 of Notes to Consolidated Financial Statements, as to which the date is February 25,
1999) for Friendly Ice Cream Corporation and subsidiaries included in this Form 10-K into Friendly Ice Cream Corporation's previously filed Registration Statements (File Nos. 333-40195, 333-40197 and 333-40199) on Form S-8.





                                                             ARTHUR ANDERSEN LLP




Hartford, Connecticut
March 24, 1999